UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2013

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:		626-303-7902

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, Deborah Andrews announced her resignation from the Chief Financial Officer position of STAAR Surgical Company. She served in that position since 2005. Ms. Andrews’ resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Effective immediately, Ms. Andrews will serve as the Company’s Vice President and Chief Accounting Officer.

Also, on September 9, 2013, STAAR announced that its Board of Directors appointed Stephen Brown to serve as Vice President of Finance, Chief Financial Officer. Mr. Brown, age 54, joins STAAR from Bausch & Lomb Surgical where he served as Vice President, Global Finance since 2008. Prior to joining Bausch & Lomb, Mr. Brown was Chief Financial Officer of Hoya Surgical Optics and he served in various capacities over a 13 year period with Johnson & Johnson including Chief Financial Officer of the Advanced Sterilization Products division. Mr. Brown earned a Bachelor of Arts in Business Administration from California State University, Fullerton and holds a Master of Business Administration degree from UCLA Anderson School of Management.

There are no family relationships between Mr. Brown and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Brown as its Chief Financial Officer, STAAR entered into an offer letter agreement with Mr. Brown. The letter agreement provides for “at will” employment with an annual salary of $300,000, with eligibility to receive an annual incentive target bonus equal to up to 40% of his base salary, at the discretion of the Compensation Committee of the Board of Directors based on meeting financial and non-financial goals. Mr. Brown will also be eligible for entry into a change of control agreement in the form used by STAAR for its executive officers and severance arrangements in the event of a termination without cause providing for payments of then-current base salary at a level depending upon the length of service. Mr. Brown received options to purchase 50,000 shares of STAAR’s common stock, pursuant to the Company’s Amended and Restated 2003 Omnibus Equity Incentive Plan, with an exercise price equal to the closing stock price on the grant date (September 9, 2013), subject to annual vesting in equal amounts over a three year period.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.96	Letter of the Company dated August 21, 2013 to Stephen Brown, Vice President of Finance and Chief Financial Officer, regarding compensation.
99.1	News Release, dated September 9, 2013, announcing the resignation of Deborah Andrews as Chief Financial Officer and the appointment of Stephen Brown as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2013	STAAR Surgical Company

	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer